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                                                                    Exhibit 5.1


                   [Letterhead of Jones, Day, Reavis & Pogue]




                               November 12, 1997



Pillowtex Corporation
4111 Mint Way
Dallas, Texas  75237

               Re: Registration of up to 5,600,000 Shares of Common Stock, par value $.01 per share, of Pillowtex Corporation

Ladies and Gentlemen:

         We have acted as special counsel to Pillowtex Corporation, a Texas corporation ("Pillowtex"), in connection with the issuance of up to 5,600,000 shares (the "Shares") of common stock, par value $.01 per share, of Pillowtex in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), by and among Pillowtex, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that, when the Registration Statement on Form S-4 (Registration Statement No. 333-36663) (the "Registration Statement") filed by Pillowtex to effect registration of the Shares under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission and the Shares have been issued and delivered in accordance with the terms and provisions of the Agreements (as defined below) as contemplated by the Registration Statement, the Shares will be duly authorized, validly issued, fully paid, and nonassessable.

         In rendering this opinion, we have (i) assumed and have not independently verified (a) that each agreement, document, or instrument (collectively, the "Agreements") pursuant to which any of the Shares are to be issued will at the time of such issuance have been duly authorized, executed, and delivered by the parties thereto and will constitute a valid, binding, and enforceable obligation of such parties, (b) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) as to certain factual matters, relied upon certificates of public officials and of Pillowtex and its officers and upon the representations and warranties set forth in the Agreements and have not independently checked or verified the accuracy of the factual statements contained therein, and (iii) assumed that the parties to the Agreements will comply with the provisions thereof. In addition, our examination of matters of law has been limited to the Texas Business Corporation Act and the federal laws of the United States of America, in each case as in effect on the date hereof.




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Pillowtex Corporation
November 12, 1997
Page 2



         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Jones, Day, Reavis & Pogue

                                         Jones, Day, Reavis & Pogue